SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2001

August Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

000-30637	41-1729485
(Commission File Number)	(I.R.S. Employer Identification Number)

4900 West 78th Street

Bloomington, MN 55435

(Address of Principal Executive Offices)       (Zip Code)

952-820-0080

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.

                In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, Thomas C. Verburgt, Chief Technology Officer of August Technology Corporation (the “Company”), on November 30, 2001, adopted a trading plan to provide for an orderly disposition of a portion of his holdings of the Company’s Common Stock.  Mr. Verburgt’s previous trading plan terminated in November 2001.  Mr. Verburgt’s new plan provides for the sale of up to 120,000 shares (up to 30,000 shares each month), subject to certain price limits, over a maximum term of one year beginning December 15, 2001.  As of November 30, 2001, Mr. Verburgt beneficially owned 897,825 shares (7.0%) of the Company’s Common Stock.

Item 7.  Financial Statements and Exhibits.

                (a)           Financial statements:  None.

                (b)           Pro forma financial information:  None.

                (c)           Exhibits:  None

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2002

AUGUST TECHNOLOGY CORPORATION

By:	/s/ THOMAS C. VELIN
Thomas C. Velin
Chief Financial Officer
(Principal Financial and Accounting Officer)